UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2015

GENUFOOD ENERGY ENZYMES CORP.

(Exact name of registrant as specified in charter)

Nevada	333-171784	68-0681158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 South Figueroa Street, Suite 4050 Los Angeles, California	90017
(Address of principal executive offices)	(Zip Code)

(213) 330-4300

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On February 19, 2015, Genufood Energy Enzymes Corp. (the “Company”) entered into a Settlement Agreement and Stipulation Agreement (the “Settlement Agreement”) with IBC Funds, LLC, a Nevada limited liability company (“IBC”) pursuant to which the Company agreed to issue common stock to IBC in exchange for the settlement of $57,215.53 (the “Settlement Amount”) of past-due accounts payable of the Company.  IBC purchased the accounts payable from certain vendors of the Company.

On February 20, 2015, the Circuit Court of the Twelfth Judicial Circuit in and for Sarasota County, Florida (the “Court”), entered an order (the “Order”) approving, among other things, the fairness of the terms and conditions of an exchange pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with a stipulation of settlement, pursuant to the Settlement Agreement between the Company and IBC, in the matter entitled  IBC Funds, LLC v. Genufood Energy Enzymes Corp. (the “Action”).  IBC commenced the Action against the Company to recover an aggregate of $57,215.53 of past-due accounts payable of the Company (the “Claim”), which IBC had purchased from certain vendors of the Company pursuant to the terms of separate receivable purchase agreements between IBC and each of such vendors.  The Order provides for the full and final settlement of the Claim and the Action.  The Settlement Agreement became effective and binding upon the Company and IBC upon execution of the Order by the Court on February 20, 2015.

Pursuant to the terms of the Settlement Agreement approved by the Order, on February 20, 2015, the Company agreed to issue to IBC shares (the “Settlement Shares”) of the Company’s common stock, $0.001 par value (the “Common Stock”).  The Settlement Agreement provides that the Settlement Shares will be issued in one or more tranches, as necessary, sufficient to satisfy the Settlement Amount through the issuance of freely trading securities issued pursuant to Section 3(a)(10) of the Securities Act.  Pursuant to the Settlement Agreement, IBC may deliver a request to the Company which states the dollar amount of Common Stock to be issued to IBC.  The parties agree that the total amount of Common Stock to be delivered by the Company to satisfy the share request shall be issued at a 45% discount to market based upon the average of the volume weighted average price of the Common Stock over the 15 trading day period preceding the share request.  Additional tranche requests shall be made as requested by IBC until the Settlement Amount is paid in full so long as the number of shares requested does not make IBC the owner of more than 4.99% of the outstanding shares of Common Stock at any given time.

The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The information reported in Item 1.01 is incorporated by reference into this Item 3.02.

On February 20, 2015, the Board of Directors of the Company approved and authorized the issuance of 50,000,000 shares of common stock to IBC in partial satisfaction of its obligations under the Settlement Agreement.  The issuance of Common Stock to IBC pursuant to the terms of the Settlement Agreement approved by the Order is exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof, as an issuance of securities in exchange for bona fide outstanding claims, where the terms and conditions of such issuance are approved by a court after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange shall have the right to appear.

Item 9.01.

Financial Statements and Exhibits

(d)   Exhibits

Exhibit Number	Description of Exhibit
10.1	Settlement Agreement and Stipulation Agreement, dated February 19, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENUFOOD ENERGY ENZYMES CORP.

Date: February 26, 2015	By:	/s/ Yi Lung Lin
Yi Lung Lin, Director